Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500    Fax 1.626.568.7144
Press Release

FOR IMMEDIATE RELEASE                    September 8, 2013

For additional information contact:
John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803

Jacobs Announces Agreement with Sinclair Knight Merz

PASADENA, CALIF. - Jacobs Engineering Group Inc. (NYSE:JEC) announced today that it entered into a merger implementation agreement with Sinclair Knight Merz (SKM), a 6,500-person professional services firm headquartered in Australia, for approximately AUS$1.3 billion in cash (approximately US$1.2 billion as of the date of this release). The purchase price reflects an enterprise value of AUS$1.2 billion (US$1.1 billion) plus adjustments for cash, debt and other items.

The transaction is subject to approval through a Scheme process that includes SKM shareholder and Australian Federal Court approval, Australian Foreign Investment Review Board approval as well as other customary closing conditions. The transaction is expected to close by the end of Jacobs first quarter of Fiscal Year 2014, and be accretive to earnings.

Founded in 1964, SKM is an employee owned company with broad consulting, planning, engineering, architecture, scientific and construction management capabilities. The company has significant operations in Australia, Asia, South America, and the U.K. and serves clients in multiple industries including; Mining and Metals, Building and Infrastructure, Water and Environment, and Power and Energy. SKM's 2012 revenue was approximately AUS$1.3 billion (US$1.2 billion).

In making the announcement, Jacobs President and CEO Craig Martin stated, “SKM's culture, values, and operating philosophy are very compatible with ours, making our companies an excellent fit. Our capabilities and geographies have little overlap, enabling the combined companies to continue to expand client relationships and provide significant opportunities for employees. We are very enthusiastic about the potential.”

Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.

Statements made in this release that are not based on historical fact are forward-looking statements. Such statements relate to a variety of matters, including but not limited to, the timing and expected completion of the proposed transaction. We base these forward-looking statements on management's current expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause actual results to differ materially from these forward-looking statements, including but not limited to: risks relating to the consummation of the proposed transaction, including the risk that the closing conditions of the transaction will not be satisfied; any difficulties associated with requests or

Exhibit 99.1

directions from governmental authorities resulting from their reviews of the proposed transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; litigation relating to the proposed transaction or its completion; unexpected costs, charges or expenses resulting from the proposed transaction or its completion; any operational, cultural or financial difficulties associated with the integration of Jacobs' and SKM's businesses; and any changes in general economic and/or industry-specific, or company specific conditions. For a description of some of the additional factors which may occur that could cause actual results to differ from these forward-looking statements please refer to our 2012 Form 10-K, and in particular the discussions contained under Items 1 - Business, 1A - Risk Factors, 3 - Legal Proceedings, and 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.  We do not undertake to update any forward-looking statements made herein.

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